PACIFIC LIFE FUNDS
PL Mid Cap Growth Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2008


                                              Comparable Securities

                         Securities           (1)             (2)
                         Purchased

(1)Name of Issuer       Intrepid            Century         USEC Inc.
                       Potash, Inc.         Aluminum


(2)
Description of
Security (name,
coupon, maturity,
subordination,
common stock,
etc.)                Common Stock        Common Stock    Common Stock

(3)
Date of Purchase       04/21/2008           N/A              N/A

(4)
Unit Price             $32.00              $52.50            $9.76

(5)
Current Yield           N/A                 N/A                N/A

(6)
Yield to Maturity       N/A                 N/A                N/A

(7)
Principal Amount
of Total Offering  $960,000,000         $380,625,000       $195,200,000

(8)
Underwriting
Spread
(As % of Unit
Price)               $1.92               $2.5725            $0.4392
                    (6.00%)              (4.90%)            (4.50%)


(9)
Names of
Underwriters
(prospectus may
be attached)       See attached         See attached       See attached

(10)
Years of
Continuous
Operation            3 + years            3 + years         3 + years

(11)
Dollar Amount
of Purchase           $48,000


12)
% of Offering
Purchased by Fund     0.005%


(13)
% of Offering
Purchased by
Associated
Accounts             0.8909%


(14)
Sum of (12)
and (13)             0.8959%


(15)
% of Fund Assets
Applied to
Purchase             0.09 %


(16)
Name(s) of
Underwriter(s) or
Dealer(s) from
whom Purchased      Goldman Sachs


(17)
Is Fund Manager a
Manager or Co-
Manager in
Offering?                Yes


[PAGE BREAK]


PACIFIC LIFE FUNDS
PL Mid Cap Growth Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2008

Eligibility (check one):
  [x]  registered public offering   [ ]  government security
  [ ]  Eligible Municipal Security  [ ]  Eligible Foreign Offering
  [ ]  Eligible Rule 144A Offering
Check if the following conditions have been met (and discuss any exceptions):
[x] 	The securities were purchased (1) prior to the end of the first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities (excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

[x]	The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.
[x] 	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.
[x] 	Except for Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).
[ ]	In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.
[x] 	Percentage of offering purchased by the Portfolio and other funds advised by the same investment adviser (or its affiliates) or accounts with respect to which the same investment adviser (or its affiliates) has, and has exercised, investment discretion, did not exceed: (a) for Eligible
Rule 144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus
(2) principal amount of class in any concurrent public offering; (b)
other securities, 25% of principal amount of offering of class.  Identify such other purchasers:
[x] 	The Portfolio did not purchase the securities being offered directly or indirectly from an Affiliated Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an
Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated
Underwriter.
Check below if written statements of issuer, syndicate manager, or underwriter or
seller of securities were relied upon to determine:
[ ]	the securities were sold in an Eligible Rule 144A Offering;
[ ]	compliance with the first condition, above, regarding time and price.
Attach copy of written statement for each box checked.
The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.


Date:                                     Signed:
                                          Name:  Dennis Lynch
                                          Title: Fund Manager